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                                                                 EXHIBIT (s)(ii)

                                POWER OF ATTORNEY

      We, the undersigned directors and/or officers of SEI Opportunity Master Fund, LLC (the "Fund"), hereby severally constitute and appoint each of Timothy Barto and Sherry Kajdan Vetterlein, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him or her to sign for us and in our name, in the capacities indicated below, any one or more Registration Statements of the Fund (or, in the event the Fund may be considered to be a co-issuer of securities issued by the SEI Absolute Return Fund, LLC or any other so-called "feeder fund" of this Fund, of SEI Absolute Return Fund, LLC or such other so-called "feeder fund") on Form N-2, whether covering common or preferred securities, any and all amendments (including post-effective amendments) to any such Registration Statements of the Fund, any and all supplements or other instruments in connection therewith, and any other Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in our name and on our behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

        Name                     Capacity                            Date
-----------------------  -------------------------------          ------------
/s/ Kevin P. Robins      President (principal executive           May 20, 2003
-----------------------  officer)
Kevin P. Robins

/s/ Michael J. Leahy     Treasurer (principal accounting          May 20, 2003
-----------------------  and financial officer)
Michael J. Leahy

/s/ Nina Lesavoy         Director                                 May 20, 2003
-----------------------
Nina Lesavoy

/s/ Robert Nesher        Director                                 May 20, 2003
-----------------------
Robert Nesher

/s/ George Sullivan      Director                                 May 20, 2003
-----------------------
George Sullivan